Exhibit 3.2

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED

BY-LAWS

OF

SOFTLEAD, INC.

As of April 29, 2011

The Amended and Restated By-Laws of Softlead, Inc.(the “Corporation”), dated as of August 6, 2004, are hereby amended by replacing all references to “Softlead Inc.” with “Sysorex Global Holdings Corp.”

BY-LAWS

SOFTLEAD, INC.

August 6, 2004

ARTICLE I - OFFICES
Section 1.	Principal Office
Section 2.	Other Offices
ARTICLE II - DIRECTORS - MANAGEMENT
Section 1.	Powers, Standard of Care
Section 2.	Number and Qualification of Directors
Section 3.	Election and Term of Office of Directors
Section 4.	Vacancies
Section 5.	Removal of Directors
Section 6.	Place of Meetings
Section 7.	Annual Meetings
Section 8.	Other Regular Meetings
Section 9.	Special Meetings/Notices
Section 10.	Wavier of Notice
Section 11.	Quorums
Section 12.	Adjournment
Section 13.	Notice of Adjournment
Section 14.	Sole Director Provided by Articles or By-Laws
Section 15.	Directors’ Action by Unanimous Written Consent
Section 16.	Compensation of Directors
Section 17.	Committees
Section 18.	Meetings and Action of Committees
Section 19.	Advisers
ARTICLE III - OFFICERS
Section 1.	Officers
Section 2.	Election of Officers
Section 3.	Subordinate Officers, Etc.
Section 4.	Removal and Resignation of Officers
Section 5.	Vacancies
Section 6.	Chairman of the Board
Section 7.	Chief Executive Officer
Section 8.	President
Section 9.	Vice President
Section 10.	Secretary
Section 11.	Treasurer
ARTICLE IV - STOCKHOLDERS’ MEETINGS
Section 1.	Place of Meetings
Section 2.	Annual Meeting
Section 3.	Special Meeting
Section 4.	Notice of Meetings - Reports
Section 5.	Quorum
Section 6.	Adjourned Meeting and Notice Thereof
Section 7.	Waiver of Consent of Absent Stockholders
ARTICLE V - AMENDMENTS TO BYLAWS
Section 1.	Amendment by Stockholders
Section 2.	Amendment by Directors
Section 3.	Record of Amendments
ARTICLE VI - SHARES OF STOCK
Section 1.	Certificate of Stock
Section 2.	Lost or Destroyed Certificates
Section 3.	Transfer of Shares
Section 4.	Record Date
ARTICLE VII - DIVIDENDS
ARTICLE VIII - FISCAL YEAR
ARTICLE IX - CORPORATE SEAL
ARTICLE X - INDEMNITY
ARTICLE XI - MISCELLANEOUS
Section 1.	Stockholder’s Agreements
Section 2.	Subsidiary Corporations

AMENDED BY-LAWS

OF

SOFTLEAD, INC.,

a Nevada corporation

formerly known as

LIQUIDATIONBID.COM, INC.

ARTICLE I
OFFICES

Section 1.      Principal Office.  The principal office for the transaction of business of the Corporation is hereby fixed and located at 100 S. Citrus Avenue, Suite 100, Covina, CA 91723. The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or outside of Nevada, as the Board of Directors may from time to time designate.

Section 2.      Other Offices.  Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II
DIRECTORS-MANAGEMENT

Section 1.      Powers, Standard of Care.

1.1

Powers: Subject to the provisions of  the Nevada Revised Statues (hereinafter the “code”), and subject to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Stockholders, as that term is defined in the Code, or by the outstanding shares, as that term is defined in the Code, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other persons, provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised under the ultimate direction of the Board.

1.2

Standard of Care; Liability;

1.2.1

Each Director shall exercise such powers and otherwise perform such duties, in good faith, in the matters such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

1.2.2

In performing the duties of a Director, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in which case prepared or presented by:

(a)

One or more officers or employees of the Corporation whom the Director believes to be reliable and competent in the matters presented,

(b)

Counsel, independent accountants or other person as to which the Director believes to be within such person’s professional or expert competence, or

(c)

A Committee of the Board upon which the Director does not serve, as to matters within its designated authority, which committee the Director believes to merit confidence, so long as in any such case the Director acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

Section 2.      Number and Qualification of Directors. The authorized number of Directors of the Corporation shall not be less than one (1) nor more than nine (9) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 2 of Article II of these By-Laws or, without amendment of these By-Laws, the number of Directors may be fixed or changed by resolution adopted by the vote of the majority of the Directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for such purpose; but no reduction of the number of Directors shall of itself have the effect of removing any Director prior to the expiration of his term.  The number of Directors shall not be less than two (2) unless all of the outstanding shares of stock are owned beneficially and of record by less than two (2) stockholders, in which event the number of Directors shall not be less than the number of stockholders or the minimum permitted by statute.

Section 3.      Election and Term of Office of Directors.

3.1

Directors shall be elected at each annual meeting of the Stockholders to hold office until the next annual meeting. If any such annual meeting of Stockholders is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of Stockholders held for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.2

Except as may otherwise be provided herein, or in the Articles of Incorporation by way of cumulative voting rights, the members of the Board of Directors of this Corporation, who need not be stockholders, shall be elected by a majority of the votes cast at a meeting of stockholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.

Section 4.      Vacancies.

4.1

A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors be increased, or if the shareholders fail, at any annual or special meeting of Stockholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at the meeting.

4.2

Vacancies on the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until the next annual meeting of the Stockholders and until a successor has been elected and qualified.  A vacancy in the Board of Directors created by the removal of a Director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

4.3

The Stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

4.4

Any Director may resign, effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  When one or more Directors give notice of his or her or their resignation from the Board of Directors, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director(s).

4.5

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

Section 5.      Removal of Directors.

5.1

The entire Board of Directors, or any individual Director, may be removed from office as provided by Section 78.335 of the Code at any special meeting of Stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling them to elect Directors in place of those to be removed, subject to the provisions of Section 5.2.

5.2

No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of Directors authorized at the time of the Directors’ most recent election were then being elected; and when by the provisions of the Articles of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 6.      Place of Meetings.  Regular meetings of the Board of Directors shall be held at any place within or outside the state that has been designated from time to time by resolution of the Board.  In the absence of such resolution, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the state that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment pursuant to Section 78.320 of the Code, so long as all Directors participating in such meeting can hear one another, and all such Directors shall be deemed to have been present in person at such meeting.

Section 7.      Annual Meetings.  Immediately following each annual meeting of Stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by the Code by the Secretary or other officer designated for that purpose.

Section 8.      Other Regular Meetings.

8.1

Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors.  Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meeting shall be given to all the Directors, or provided that a number of Directors constituting a quorum waive notice thereof in writing. Notice of a change in the determination of the time shall be given to each Director in the same manner as notice for such special meetings of the Board of Directors.

8.2

If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

Section 9.      Special Meetings/Notices.

9.1

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two Directors.

9.2

Section Notice of the time and place for special meetings shall be delivered personally or by telephone to each Director or sent by first class mail or telegram, charges prepaid, addressed to each Director at his or her address as it is shown in the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or be telephone or to the telegram company at least 48 hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate same to the Director. The notice need not specify the purpose of the meeting, nor the place, if the meeting is to be held at the principal executive office of the Corporation.

Section 10.      Waiver of Notice.

10.1

The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Waivers of notice or consent need not specify the purposes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting.

10.2

Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 11.      Quorums. Presence of a majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article II. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted by the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or the Articles of Incorporation.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 12.      Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 13.      Notice of Adjournment. Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 14.      Sole Director Provided by Articles or By-Laws.  In the event only one Director is required by the By-Laws or the Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Board of Directors shall be deemed or referred as such notice, waiver, etc., by the sole Director, who shall have all rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described, as given to the Board of Directors.

Section 15.      Directors’ Action by Unanimous Written Consent.  Pursuant to Section 78.315 of the Code, any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board of Directors. Such consent shall be filed with the regular minutes of the Board of Directors.

Section 16.      Compensation of Directors.  Directors, and members of the Board, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and/or expenses, if any, may be allowed for their attendance at each regular and special meeting of the Board of Directors or for their services contributed to the Board of Directors; provided, however, that nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, employee or otherwise receiving compensation for such services.

Section 17.      Committees.  Committees of the Board of Directors may be appointed by resolution passed by a majority of the whole Board.  Committees shall be composed of two or more members of the Board of Directors, and may include, at the discretion of members of any such committee, persons who are not Board members, provided, however, that appropriate confidentiality and nondisclosure safeguards are implemented. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Committees shall have such powers as those held by the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by the Code.

Section 18.      Meetings and Action of Committees. Meetings and action of committees shall be governed by, and  held and taken in accordance with, the provisions of Article II, Sections 6, 8, 9, 10, 11, 12, 13 and 15, with such changes in the context of those Sections as are necessary to substitute the committee and its  members of the Board of Directors and its members, except that the time of the regular meetings of the committees may be determined by resolution of the Board of Directors as well as the committee, and special meetings of committees may also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any I committee not inconsistent with the provisions of these By-Laws.

Section 19.      Advisers.  The Board of Directors from time to time may request and/or hire for a fee one or more persons to be Advisers to the Board of Directors, but such persons shall not by such appointment be members of the Board of Directors. Advisers shall be available from time to time to perform special assignments specified by the Chairman of the Board or by the Chief Executive Officer (CEO) of the Corporation, to attend meetings of the Board of Directors upon invitation, and to furnish consultation to the Board of Directors.  The period during which the title shall be held may be prescribed by the Board of Directors.  If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.

ARTICLE III
OFFICERS

Section 1.      Officers. The principal Officers of the Corporation shall be a Chief Executive Officer (CEO), President, Secretary, and Treasurer (also known as “Chief Financial Officer”). The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III.  Any number of offices may be held by the same person.

Section 2.      Election of Officers. The principal Officers of the Corporation. except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an Officer under any contract or agreement of employment Each Officer shall hold office until his or her successor shall be duly elected and qualified, or until his or her death, resignation, or removal in the manner hereinafter provided.

Section 3.      Subordinate Officers, Etc.  The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, and have the authority to perform such duties, as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4.      Removal and Resignation of Officers.

4.1

Subject to the rights, if any of an Officer under any contract or agreement of employment, any Officer may be removed, either with or without cause, by a majority of the Directors at that time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

4.2

Any Officer may resign at any time, by giving written notice to the Board of Directors.  Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and. unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract or agreement to which the Officer is a party.

Section 5.      Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the ByLaws for regular appointments to that office.

Section 6.      Chairman of the Board.

6.1

The Chairman of the Board, if such an officer be elected, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may, from time to time, be assigned by the Board of Directors or prescribed by the By-Laws.  If there is no Chief Executive Officer (CEO), the Chairman of the Board shall, in addition, be the CEO of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article III.

Section 7.      Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an Officer, the Chief Executive Officer (CEO) of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation, and of any subsidiaries of the Corporation to the extent permitted by law.  The CEO shall preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.  The CEO shall have the general powers and duties of management usually vested in the office of the President of a corporation, shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8.      President. The President shall, subject to the control of the Board of Directors and the CEO, have general supervision, direction and control of the business and officers of the Corporation and its subsidiaries to the extent permitted by law. The President shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the By-Laws, the CEO, or the Chairman of the Board.

Section 9.      Vice President.   In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, .and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the By Laws, the CEO, the President, or the Chairman of the Board.

Section 10.      Secretary.

10.1

The Secretary shall keep, or cause to be kept, a book of minutes of all meetings of the Board of Directors and of the Stockholders at the principal office of the Corporation or such other place as the Board of Directors may order.  The minutes shall include the time and place of holding the meeting, whether regular or special, and if a special meeting, how authorized, the notice thereof given, and the names of those present at a Directors’ and committee meetings, the number of shares present or represented at Stockholders’ meetings and the proceedings thereof.

10.2

The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation’s transfer agent, a share register, or duplicate share register, showing the names of the Stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

10.3

The Secretary shall give, or cause to be given, notice of all the meetings of the Stockholders and of the Board of Directors required by the By-Laws or by law to be given. The Secretary shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 11.      Treasurer.

11.1

The Treasurer, also known as the Chief Financial Officer (CFO) shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares issued.  The books of account shall, at all reasonable times, be open to inspection by any Director.

11.2

The Treasurer/CFO shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the CEO and Directors, whenever they request it, an account of all of the transactions of the Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

ARTICLE IV
STOCKHOLDERS’ MEETINGS

Section 1.      Place of Meetings.  Meetings of the Stockholders shall be held at any place within or outside the state of Nevada designated by the Board of Directors. In the absence of any such designation, Stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.      Annual Meeting.

2.1

The annual meeting of the Shareholders shall be held, each year, as follows:

Time of Meeting:

10:00 AM

Date of Meeting:

May 1

2.2

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time.  At the annual meeting, the Stockholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

2.3

If the above date is inconvenient, the annual meeting of the Shareholders shall be held each year on a date and at a time designated by the Board of Directors, within a reasonable date of the above date upon proper notice to all Shareholders.

Section 3.      Special Meetings.

3.1

Special meetings of the Stockholders for any  purpose or  purposes whatsoever may be called at any time by the Board of Directors, the Chairman of the Board, the CEO, or by one or more Stockholders holding shares in the aggregate entitled to cast not less than SO% of the votes at any such meeting.  Except as provided in Paragraph 3.2 below of this Section 3, notice thereof shall be given as for the annual meeting.

3.2

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the I general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary of the Corporation. The officer receiving such request shall forthwith cause notice to be given to the Stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws or upon application to the Superior Court.  Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of the Stockholders called by action of the Board of Directors may be held.

Section 4.      Notice of Meetings - Reports.

4.1

Notice of any Stockholders meetings, annual or special, shall be given in Writing not less than 10 days nor more than 60 days before the date of the meeting to the Stockholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of said Secretary or Assistant Secretary’s neglect or refusal, by any Director or Stockholder.

4.2

Such notices or any reports shall be given personally or by mail or other means of Written communication  as provided in the Code and shall be sent to the Stockholder’s address appearing on the books of  the Corporation, or supplied by the Stockholder to the Corporation for the purpose of notice, and in the absence thereof, as provided in the Code by posting notice at a place where the principal executive office of the Corporation is located or by publication at  least once in a  newspaper of general circulation in the county in  which the principal executive office is located.

4.3

Notice of any meeting of Stockholders shall specify the place, the day and the hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of mailing of notice, intends to present for action by the Stockholders. At any meetings where Directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented for election.

4.4

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file in the minute book of the Corporation an affidavit or declaration thereof.

4.5

If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to the Code, (ii) an amendment to the Articles of Incorporation, pursuant to the Code, (iii) a reorganization of the Corporation, pursuant to the Code, (iv) dissolution of the Corporation, pursuant to the Code, or (v) a distribution to preferred Stockholders, pursuant to the Code, the notice shall also state the general nature of such proposal.

Section 5.      Quorum.

5.1

The holders of a majority of the shares entitled to vote at a Stockholders’ meeting, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Code or by these By-Laws.

5.2

The Stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders  to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

Section 6.      Adjourned Meeting and Notice Thereof.

6.1

Any Stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may he transacted at such meeting.

6.2

When any meeting of Stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any adjourned meeting shall he given to each Stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article.  At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 7.      Waiver or Consent by Absent Stockholders.

7.1

The transactions of any meeting of Stockholders, either annual or special, however called and noticed, shall be valid as though had at a meeting duly held after the regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting of an approval of the minutes thereof.

7.2

The waiver of notice or consent need not specify either the business to he transacted or the purpose of any regular or special meeting of Stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 45 of Section 4 of this Article, the waiver of notice or consent shall state the general nature of such proposal.   All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

7.3

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice.

ARTICLE V
AMENDMENTS TO BY-LAWS

Section 1.      Amendment by Stockholders.

All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock entitled to vote in the election of Directors at any annual or special meeting of Stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2.      Amendment by Directors.

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation, provided, however, that the Stockholders entitled to vote with respect thereto as in this Article V above-provided  may alter, amend or repeal By Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of Stockholders or of the Board of Directors or to change any provisions of the By-Laws with respect to the removal of Directors or the filling of vacancies in the Board  resulting  from  the  removal  by  the  Stockholders.  If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of Directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.

Section 3.      Record of Amendments.

Whenever an amendment or new By-Law is adopted, it shall be copied in the corporate book of By-Laws with the original By-Laws, in the appropriate place.  If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the corporate book of By-Laws.

ARTICLE VI
SHARES OF STOCK

Section 1.      Certificate of Stock.

1.1

The certificates representing shares of the Corporation’s stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued.  The certificates shall bear the following:  the Corporate Seal, the holder’s name, the number of shares of stock and the signatures of (1) the Chairman of the Board, or the CEO and (2) the Secretary, Treasurer (CFO), or any Assistant Secretary or Assistant Treasurer.

1.2

No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

1.3

To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

Section 2.      Lost or Destroyed Certificates.

The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same.  The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate.  A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of directors, it is proper to do so.

Section 3.      Transfer of Shares.

3.1

Transfer of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

3.2

Transfer of any shares of the Corporation shall be subject to all restrictions set forth on the legends of any share certificate and, if there are legends restricting share transfer, subject to the requirement of an attorney opinion allowing such transfer if the Board of Directors deems there to be any question of ambiguity as to whether or not such conditions have been met or satisfied   Purported transfer of shares by and shareholder without satisfaction of the relevant restrictive legend, and/or an opinion of an attorney that such transfer does  not  violate the restrictive legend or legends, shall be deemed null and void and of no legal significance, and the Corporation shall not recognize such transfer.

3.2

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4.      Record Date.

In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of Stockholders entitled to receive notice of, or to vote at, any meeting of Stockholders, or to consent to any proposal without a meeting, or for the purpose of determining Stockholders entitled to receive a payment of any dividends or allotment of any rights, or for the purpose of any other action.  If no record date is fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if no notice is given, the day preceding the day on which the meeting is held.  The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted.  When a determination of Stockholders of record entitled to notice of, or to vote at, any meeting of stockholders has been made, as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VII
DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amount, and at such time or times as the board of Directors may determine.

ARTICLE VIII
FISCAL YEAR

The fiscal year of the Corporation shall be December 31, and may be changed by the Board of Directors from time to time subject to applicable law.

ARTICLE IX
CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word “Nevada” to indicate the Corporation was incorporated pursuant to the laws of the State of Nevada.

ARTICLE X
INDEMNITY

Section 1.      Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative  or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and  amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The Board of Directors may, in its discretion, cause the expense of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence.  Any right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2.      The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as  its  representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3.      The Board of Directors may from time to time adopt further By-Laws with respect to indemnification and may amend these and such By-Laws to the full extent permitted by the General Corporation Law of the State of Nevada.

ARTICLE XI
MISCELLANEOUS

Section 1.      Stockholders’ Agreements.  Notwithstanding anything contained in this Article XI to the contrary, in the event the Corporation elects to become a close corporation, an agreement between two or more Stockholders thereof, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the shares held by them shall be voted as provided therein and may otherwise modify the provisions contained in Article IV, herein as to Stockholders’ meetings and actions.

Section 2.      Subsidiary Corporations.  Shares of the Corporation owned by a subsidiary shall not be entitled to vote on any matter.  For the purpose of this Section, a subsidiary of the Corporation is defined as another corporation of which shares thereof possessing more than 25% of the voting power are owned directly or indirectly through one or more other corporations of which the Corporation owns, directly or indirectly, more than 50% of the voting power.

CERTIFICATE

I, Mubashir G. Kazi, hereby certify that:

I am the Secretary of SOFTLEAD, INC. a Nevada corporation; and the foregoing By-Laws, consisting of twenty (20) pages, are a true and correct copy of the By-Laws of the corporation as duly adopted by approval of the Board of Directors of the corporation at a special meeting duly held on August 6, 2004, at the corporation’s principal executive office in Los Angeles County.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 6th day of August, 2004.

Signature:	/s/ Mubashir Kazi
Mubashir Kazi, Secretary

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED

BY-LAWS

OF

SOFTLEAD, INC.

As of April 29, 2011

The Amended and Restated By-Laws of Softlead, Inc.(the “Corporation”), dated as of August 6, 2004, are hereby amended by replacing all references to “Softlead Inc.” with “Sysorex Global Holdings Corp.”